Exhibit 1.01

CONFLICT MINERALS REPORT OF

CLARCOR Inc.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2015

I.	Introduction

This is the Conflict Minerals1 Report of CLARCOR Inc. (“we,” “our,” “us,” “CLARCOR,” or the “Company”) prepared for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”) and Form SD. Numerous terms in this Conflict Minerals Report are defined in Form SD and the reader is referred to that source, and also to Release No. 34-67716 (August 22, 2012) of the Act, for such definitions.

In accordance with Rule 13p-1 and Form SD, we undertook efforts to determine the content and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date and in good faith by CLARCOR and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, incomplete information from industry or other third-party sources, additional guidance regarding Rule 13p-1 and Form SD, and other due diligence-related issues.

II.	Overview

Company Profile

CLARCOR is a global provider of filtration products, filtration systems and services, and, prior to the sale of its packaging segment in June 2015, consumer and industrial packaging products.

We are required to prepare this Conflict Minerals Report as we have determined that, during calendar year 2015, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is several steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or an adjoining country.

1 The term “conflict mineral” is defined by Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives, which are currently limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.

2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

Exhibit 1.01

Conflict Minerals Policy

CLARCOR developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights CLARCOR’s commitment to complying with the reporting and due diligence obligations required by Rule 13p-1and CLARCOR’s expectations from its suppliers. The policy is publically available on our corporate website at http://www.clarcor.com/policies.aspx.

Reasonable Country of Origin Inquiry Information

We have conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

CLARCOR’s RCOI process included conducting an inquiry of our direct suppliers using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed below.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence.

III. Due Diligence Measures Performed by CLARCOR

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.	Conflict minerals team – CLARCOR established a conflict minerals team that includes individuals from the appropriate business units and departments, including compliance, finance, procurement, sales, and legal. The team was structured to include the involvement from those in upper management roles to ensure critical information reached relevant employees and suppliers. We also engaged Crowe Horwath LLP, an international accounting and consulting firm, to assist us with our compliance efforts.

Exhibit 1.01

b.	Conflict minerals policy – CLARCOR adopted a policy establishing the expectations of our suppliers. The policy is publicly available on our corporate website. It is reviewed annually and will be updated, if necessary.

c.	Internal engagement – We developed a training program for internal use to educate relevant employees on our conflict minerals program and reporting obligations.

d.	Supplier engagement – CLARCOR communicated its conflict minerals policy and provided educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

e.	Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, CLARCOR has established a grievance mechanism as a risk-awareness system for conflict minerals issues. Individuals can communicate directly and confidentially with our legal and compliance departments through our third-party workplace alert program.

f.	Records management – CLARCOR will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.	Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during calendar year 2015 to identify products within the scope of Rule 13p-1.

b.	Conducted RCOI – CLARCOR utilized the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide material and components for the products deemed within the scope of Rule 13p-1by our conflict minerals team. We evaluated the responses from the templates submitted by these suppliers to determine our reporting obligations. See Appendix I for a list of countries of origin identified through the RCOI process.

c.	Completed additional follow-up – CLARCOR queried suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the accuracy of information provided by our suppliers.

d.	Identified smelters or refiners (“SORs”) – CLARCOR compiled a list of SORs in our supply chain using queried suppliers’ responses in the CMRTs.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.	Designed and implemented a plan – CLARCOR used established risk rating criteria to evaluate queried suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings will be used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with CLARCOR’s conflict minerals policy.

e.	Verify smelters – As part of the risk mitigation process, the Company reconciled the list of SORs collected from queried suppliers to the conflict-free smelter lists published by the CFSI.

Exhibit 1.01

Step 4: Carry out independent third-party audit of SORs’ due diligence practices

CLARCOR is currently relying on published lists from CFSI, London Bullion Market Associated (“LBMA”) and Responsible Jewelry Council (“RJC”) to confirm the existence and verify the conflict-free status of SORs identified during our due diligence.

Step 5: Report annually on supply chain due diligence

This Conflict Minerals Report has been filed with the Securities and Exchange Commission and is also publicly available on our website at http://www.clarcor.com/iisecfilings.aspx.

IV.	Product Description; Processing Facilities

Product Description – During calendar year 2015, the Company conducted business in three principal industry segments: (1) Engine/Mobile Filtration, (2) Industrial/Environmental Filtration and (3) Packaging. These segments are discussed in greater detail below.

Engine/Mobile Filtration

The Company’s Engine/Mobile Filtration segment manufactures and sells filtration products for on-road and off-road mobile and stationary applications, including trucks, agricultural machinery, construction and mining equipment, power generation, marine, automobiles, transit buses, locomotives and other industrial and specialty applications. The segment’s filtration products are manufactured and sold throughout the world, primarily in the aftermarket, but also to first-fit original equipment manufacturers and through original equipment suppliers and wholesale distribution channels.

The products manufactured and sold in the Engine/Mobile Filtration segment include both first-fit filtration systems as well as replacement products such as oil, air, fuel, coolant, transmission and hydraulic filters that are used in a wide variety of applications and in processes where filtration efficiency, capacity and reliability are critical. Most of these applications involve a process through which impurities in an air or fluid stream are removed by engineered filtration media such as semi-porous paper, corrugated paper, cotton, synthetic, chemical or membrane filter media with varying filtration efficiency characteristics. The impurities captured by the media are generally disposed of when the filter is changed.

Industrial/Environmental Filtration

The Company’s Industrial/Environmental Filtration segment manufactures and sells filtration products used in industrial and commercial processes, and in buildings and infrastructures of various types. The segment’s products are sold throughout the world, and include liquid process, natural gas and air filtration products and systems used to protect critical equipment, to support the processing and transportation of fuels and feedstocks, to maintain high interior air quality and to control exterior pollution. The segment’s liquid process filtration products include specialty industrial process liquid filters; filters for pharmaceutical processes and beverages; filtration systems, filters and coalescers for the oil and natural gas industry; filtration systems for aircraft refueling, anti-pollution, sewage treatment and water recycling; bilge water separators; sand control filters for oil and gas drilling; and woven wire and metallic products for filtration of plastics and polymer fibers. These filters use a variety of string wound, meltblown, porous and sintered

Exhibit 1.01

and non-sintered metal media, woven wire and absorbent media. The segment’s air filtration products represent air filters and systems, including advanced medias and treatments and high efficiency first-fit systems. These products are used in gas turbine power generation systems, heavy industrial manufacturing processes, thermal power plants, commercial buildings, hospitals, general factories, residential buildings, residences, paint spray booths, medical devices and facilities, motor vehicle systems, aircraft cabins, clean rooms, compressors and compressor stations.

Packaging

The Company’s Packaging segment was conducted by a wholly-owned subsidiary, J.L. Clark, Inc. (“J.L. Clark”). On June 27, 2015, the Company completed the disposition of J.L. Clark.

Prior to this disposition, J.L. Clark manufactured a wide variety of different types and sizes of containers and packaging specialties. Metal, plastic and combination metal/plastic containers and closures manufactured by J.L. Clark are used in packaging a wide variety of dry and paste form products, such as food specialties (e.g., tea, coffee, spices, mints and other confections); smokeless tobacco products; lip balms; ointments; and consumer healthcare products. Other packaging products include shells for dry cell batteries, canisters for film and candles, spools for insulated and fine wire, and custom decorated flat metal sheets.

Processing Facilities – Based on our due diligence process and the information received from our queried suppliers, the following facilities were identified as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company or contracted by the Company to be manufactured during the year ended December 31, 2015. The information from our suppliers is still evolving and may contain company level declarations. As such, this smelter list is presented in good faith as the best information we have to date. This list may contain smelters that are not in our supply chain and there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from CFSI, LBMA, and RJC improves.

Metal	Standard Smelter Name	Country Location	Conflict-Free Status Based on Program Compliant Lists

Gold	Advanced Chemical Company	UNITED STATES	Not Determined

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Not Determined

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Not Determined

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-Free

Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-Free

Gold	Asahi Pretec Corporation	JAPAN	Conflict-Free

Gold	Asahi Refining Canada Limited	CANADA	Conflict-Free

Gold	Asahi Refining USA Inc.	UNITED STATES	Conflict-Free

Gold	Asaka Riken Co., Ltd.	JAPAN	Conflict-Free

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Determined

Exhibit 1.01

Gold	Aurubis AG	GERMANY	Conflict-Free

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-Free

Gold	Bauer Walser AG	GERMANY	Not Determined

Gold	Boliden AB	SWEDEN	Conflict-Free

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free

Gold	Caridad	MEXICO	Not Determined

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Conflict-Free

Gold	Cendres + Métaux SA	SWITZERLAND	Not Determined

Gold	Chimet S.p.A.	ITALY	Conflict-Free

Gold	Chugai Mining	JAPAN	Not Determined

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Determined

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined

Gold	DODUCO GmbH	GERMANY	Conflict-Free

Gold	Dowa	JAPAN	Conflict-Free

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Not Determined

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free

Gold	Elemetal Refining, LLC	UNITED STATES	Conflict-Free

Gold	Faggi Enrico S.p.A.	ITALY	Not Determined

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined

Gold	Geib Refining Corporation	UNITED STATES	Not Determined

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Determined

Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined

Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free

Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-Free

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Determined

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Determined

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Conflict-Free

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free

Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free

Gold	Japan Mint	JAPAN	Conflict-Free

Gold	Jiangxi Copper Company Limited	CHINA	Conflict-Free

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined

Gold	Kazzinc	KAZAKHSTAN	Conflict-Free

Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-Free

Exhibit 1.01

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Not Determined

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Not Determined

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Determined

Gold	Lingbao Gold Company Limited	CHINA	Not Determined

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-Free

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined

Gold	Materion	UNITED STATES	Conflict-Free

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-Free

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-Free

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Not Determined

Gold	Metalor Technologies SA	SWITZERLAND	Conflict-Free

Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-Free

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-Free

Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-Free

Gold	Morris and Watson	NEW ZEALAND	Not Determined

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-Free

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conflict-Free

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined

Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conflict-Free

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not Determined

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-Free

Gold	PAMP SA	SWITZERLAND	Conflict-Free

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-Free

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free

Gold	PX Précinox SA	SWITZERLAND	Conflict-Free

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free

Gold	Republic Metals Corporation	UNITED STATES	Conflict-Free

Gold	Royal Canadian Mint	CANADA	Conflict-Free

Gold	Sabin Metal Corp.	UNITED STATES	Not Determined

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not Determined

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Determined

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Not Determined

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-Free

Exhibit 1.01

Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-Free

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free

Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-Free

Gold	So Accurate Group, Inc.	UNITED STATES	Not Determined

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-Free

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined

Gold	Torecom	KOREA, REPUBLIC OF	Not Determined

Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free

Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-Free

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-Free

Gold	Valcambi SA	SWITZERLAND	Conflict-Free

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-Free

Gold	WIELAND Edelmetalle GmbH	GERMANY	Not Determined

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict-Free

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-Free

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free

Tantalum	D Block Metals, LLC	UNITED STATES	Conflict-Free

Tantalum	Duoluoshan	CHINA	Conflict-Free

Tantalum	Exotech Inc.	UNITED STATES	Conflict-Free

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-Free

Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-Free

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Not Determined

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-Free

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-Free

Exhibit 1.01

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free

Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-Free

Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-Free

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free

Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free

Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-Free

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free

Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free

Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict-Free

Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-Free

Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-Free

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free

Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-Free

Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-Free

Tantalum	QuantumClean	UNITED STATES	Conflict-Free

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-Free

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free

Tantalum	Telex Metals	UNITED STATES	Conflict-Free

Tantalum	Tranzact, Inc.	UNITED STATES	Conflict-Free

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-Free

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free

Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-Free

Tin	Alpha	UNITED STATES	Conflict-Free

Tin	China Tin Group Co., Ltd.	CHINA	Conflict-Free

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free

Tin	CV Dua Sekawan	INDONESIA	Not Determined

Tin	CV Gita Pesona	INDONESIA	Conflict-Free

Tin	CV Serumpun Sebalai	INDONESIA	Conflict-Free

Tin	CV United Smelting	INDONESIA	Conflict-Free

Tin	CV Venus Inti Perkasa	INDONESIA	Conflict-Free

Tin	Dowa	JAPAN	Conflict-Free

Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Conflict-Free

Exhibit 1.01

Tin	EM Vinto	BOLIVIA	Conflict-Free

Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined

Tin	Feinhütte Halsbrücke GmbH	GERMANY	Not Determined

Tin	Fenix Metals	POLAND	Conflict-Free

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not Determined

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Determined

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free

Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-Free

Tin	Metallic Resources, Inc.	UNITED STATES	Conflict-Free

Tin	Metallo-Chimique N.V.	BELGIUM	Conflict-Free

Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free

Tin	Minsur	PERU	Conflict-Free

Tin	Mitsubishi Materials Corporation	JAPAN	Conflict-Free

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-Free

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-Free

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free

Tin	PT Alam Lestari Kencana	INDONESIA	Not Determined

Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict-Free

Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free

Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free

Tin	PT Bangka Kudai Tin	INDONESIA	Not Determined

Tin	PT Bangka Prima Tin	INDONESIA	Conflict-Free

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Determined

Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free

Tin	PT BilliTin Makmur Lestari	INDONESIA	Conflict-Free

Tin	PT Bukit Timah	INDONESIA	Conflict-Free

Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free

Tin	PT Fang Di MulTindo	INDONESIA	Not Determined

Tin	PT Inti Stania Prima	INDONESIA	Conflict-Free

Tin	PT Justindo	INDONESIA	Conflict-Free

Exhibit 1.01

Tin	PT Karimun Mining	INDONESIA	Not Determined

Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free

Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not Determined

Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free

Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free

Tin	PT Seirama Tin Investment	INDONESIA	Not Determined

Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free

Tin	PT Sumber Jaya Indah	INDONESIA	Conflict-Free

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free

Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free

Tin	PT Tirus Putra Mandiri	INDONESIA	Not Determined

Tin	PT Tommy Utama	INDONESIA	Conflict-Free

Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict-Free

Tin	Rui Da Hung	TAIWAN	Conflict-Free

Tin	Soft Metais Ltda.	BRAZIL	Conflict-Free

Tin	Thaisarco	THAILAND	Conflict-Free

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conflict-Free

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Conflict-Free

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-Free

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict-Free

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-Free

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not Determined

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not Determined

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Determined

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-Free

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	H.C. Starck GmbH	GERMANY	Conflict-Free

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict-Free

Exhibit 1.01

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Not Determined

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Conflict-Free

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-Free

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Not Determined

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Not Determined

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Not Determined

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Determined

Tungsten	Kennametal Fallon	UNITED STATES	Not Determined

Tungsten	Kennametal Huntsville	UNITED STATES	Conflict-Free

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict-Free

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not Determined

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Not Determined

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict-Free

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-Free

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-Free

V.	Future Due Diligence

We intend to continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally available on the traceability and sourcing of these minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company intends to undertake the following steps during calendar year 2016:

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Engage with suppliers that did not provide a response in 2015 or provided incomplete responses to help with our data collections for 2016.

•	Monitor and track performance of risk mitigation efforts.

Exhibit 1.01

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material to enter our supply chain.

VI.	Independent Private Sector Audit

Not required for calendar year 2015.

This Conflict Minerals Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in Conflict Minerals Report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking or other statements included in this Conflict Minerals Report, whether as a result of new information, future events, changed circumstances or any other reason.

Exhibit 1.01

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from CLARCOR’s suppliers and is provided in good faith.

Angola Argentina Australia Austria Belgium Bolivia Brazil Burundi Cambodia Canada Central African Republic Chile China Colombia Côte D’Ivoire Czech Republic Djibouti Ecuador Egypt Estonia Ethiopia	France Germany Guyana Hungary India Indonesia Ireland Israel Japan Kazakhstan Kenya Laos Luxembourg Madagascar Malaysia Mongolia Mozambique Namibia Netherlands Nigeria Peru	Portugal Republic of Congo Russia Rwanda Sierra Leone Singapore Slovakia South Africa Spain Suriname Switzerland Taiwan Tanzania Thailand Uganda United Kingdom United States of America Vietnam Zambia